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As filed with the Securities and Exchange Commission on May 25, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MUELLER WATER PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3491	20-3547095
(State or other jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd.
Tampa, FL 33607
(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Victor P. Patrick, Esq.
Vice President, Secretary
4211 W. Boy Scout Blvd.
Tampa, FL 33607
(813) 871-4811

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Vincent Pagano, Jr., Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Andrew R. Schleider, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement is declared effective.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ Registration No. 333-131536

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Series A common stock, par value $.01 per share	1,691,177 shares	$16.00	$27,058,832	$2,896

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act of 1933, as amended (the "Securities Act").

EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"), and includes the registration statement facing page, this page, the signature page, an exhibit index and accountant's consents. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-131536) of Mueller Water Products, Inc., including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this registration statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Mueller Water Products, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on May 25, 2006.

MUELLER WATER PRODUCTS, INC.
By:	/s/ GREGORY E. HYLAND
	Name:	Gregory E. Hyland
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 25, 2006.

Signature	Title

/s/ GREGORY E. HYLAND Gregory E. Hyland	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)
/s/ JEFFERY W. SPRICK Jeffery W. Sprick	Chief Financial Officer (principal financial officer, principal accounting officer)
* Donald N. Boyce	Director
* Howard L. Clark	Director
* Jerry W. Kolb	Director
* Joseph B. Leonard	Director
* Mark J. O'Brien	Director
* Bernard G. Rethore	Director

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* Neil A. Springer	Director
* Michael T. Tokarz	Director
*By:	/s/ JOSEPH J. TROY Joseph J. Troy Attorney-in-Fact

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EXHIBITS

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-131536 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith.

Exhibit Number	Description of Document
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP

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EXPLANATORY NOTE
SIGNATURES
EXHIBITS